Exhibit 10.3

Erickson Air-Crane Incorporated

2013 Retention Bonus Plan

Purpose

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This 2013 Retention Bonus Plan (the “Plan”) for Erickson Air-Crane Incorporated (including its subsidiary companies, the “Company” or “EAC”) was developed for the purpose of retaining mission critical personnel who will enable the Company to succeed in its ongoing integration efforts following the Company’s acquisition of Evergreen Helicopters, Inc.

Plan Administration

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The Plan is subject to approval by the Company’s stockholders. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Plan Administrator”), which shall have the discretionary authority to interpret and administer the Plan and to adopt rules and regulations to implement the Plan, as it deems necessary. In addition, the Plan Administrator hereby delegates to the Company’s CEO (the “Executive Administrator” and together with the Plan Administrator, the “Administrators”) the day-to-day implementation and interpretation of the Plan, including the approval of individual payouts under the Plan to employees other than the Company’s executive management team. Notwithstanding the foregoing, approval by the Plan Administrator or the Company’s Board of Directors shall be required for the approval of the Plan itself and any material amendments to the Plan, approval of the aggregate payout under the Plan, and approval of individual payouts under the Plan to the Company’s executive management team (including the timing or acceleration of any such payments).

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Any action that requires the approval of the Executive Administrator may instead be approved by the Plan Administrator or the Board of Directors. The authorized decisions of the Administrators are final and binding. The Company reserves the right to modify, suspend or terminate all or any portion of this Plan at any time, provided that any material modification to the Plan shall be approved by the Plan Administrator or the Board of Directors.

Participants & Eligibility

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Only full-time exempt employees are eligible to participate in the Plan; full-time employees for the purposes of this Plan are employees that work forty (40) or more hours per week; part-time employees are not eligible. A participant may be considered ineligible for the Plan at any time and for any reason at the Administrators’ discretion regardless of whether he or she remains an employee of the Company.

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Retention is a key component of Plan eligibility. Accordingly, a participant is not eligible for Plan benefits if the participant resigns or is terminated for any reason at any time before a bonus is paid pursuant to the Plan. This Plan is intended to compensate individuals for performance as well as encourage employee retention through and until the date a bonus is paid.

Awards

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The aggregate amount of bonus awards payable under the Plan shall not exceed $2,000,000 less the Company’s share of FICA taxes required to be withheld on the retention bonuses. No amounts awarded or accrued under this Plan will be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder will at all times be an unfunded and unsecured obligation of the Company

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Generally, bonus awards will be paid in equal quarterly installments beginning in August 2013. The Executive Administrator has the sole and absolute discretion to determine the level of achievement, the amount of any bonus awards and the timing of payment of any bonus awards to be paid hereunder (provided that any such determinations in respect of the Company executive management team shall be made by the Plan Administrator).

Miscellaneous

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Withholding of Taxes. The Company may deduct from the bonus payments or from any other amount due to the Participant, any amounts required to satisfy the Company’s income and employment tax withholding obligations under federal, State, or other applicable law.

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Right to Offset. To the extent permitted by law, the Company shall have the right to offset against its obligation to pay any portion of a bonus any outstanding amount of whatever nature that the participant then owes to the Company in the capacity as an employee.

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Non-Guarantee of Employment. Nothing in the Plan shall confer to any person the right to continued employment with the Company or any affiliate for any period of time or interfere in any way with the right of the Company to terminate such employment at any time with or without cause or notice. The Plan shall not be construed as a contract between the Company and any participant.

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No Trust or Fund Created. Neither the Plan nor any bonus shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any participant. The Company shall not be required to set aside or otherwise earmark any asset to ensure payment of any bonuses under the Plan, and no participant shall have any claim of right to any asset of the Company as a result of being eligible to receive a bonus or any bonus becoming payable. To the extent that any participant acquires a right to receive any payment from the Company pursuant to a bonus, such right shall be no greater than the right of any general unsecured creditor of the Company.

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Governing Law. The validity, construction, and effect of the Plan and of any rule, regulation, determination, or decision made by any Administrator relating to the Plan, and any right of any person having or claiming to have any interest thereunder, shall be determined exclusively in accordance with the laws of the State of Oregon, without regard to its conflict of laws principles.

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Section 409A. The Plan is intended to be exempt from application of Section 409A of the Code, and the guidance thereunder (“Section 409A”) under the “short-term deferral rule” exemption. The Company, however, shall not guarantee any particular tax treatment of the benefit under this Plan.

•	Headings. All headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

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Confidentiality. A participant who discloses the existence of the Plan, the terms of the Plan, participation in the Plan, his or her allocation of the bonus pool or any information regarding a transaction involving the Company shall be subject to the forfeiture of his or her bonus pool allocation, except if such disclosure is required by applicable law (including, but not limited to, in connection with the preparation of the participant’s income tax returns) or court order. Participants may be required to execute a confidentiality agreement as a term of the Plan.

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No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy, or program, no amount payable under the Plan shall be treated as compensation for purposes of calculating a participant’s right under any such plan, policy, or program.

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